Exhibit (15.1)

August 2, 2018

Ecolab Inc.

1 Ecolab Place

St. Paul, MN 55102

Enclosed is our manually signed consent relating to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 23, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting of Ecolab Inc. (“the Company”).

Our manually signed consent serves to authorize the use of our name on our consent in the electronic filing of the Company’s Registration Statement on Form S-8 with the SEC.

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota